Exhibit 99.1

JOINT FILING AGREEMENT

We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by any or all of us, will be filed, on behalf of each of us.

Date: July 14, 2022	BILL & MELINDA GATES FOUNDATION

	By:	/s/ Connie Collingsworth
	Name:	Connie Collingsworth
	Title:	Chief Operating Officer and Chief Legal Officer

WILLIAM H. GATES III
	By:	*
		Name:	Connie Collingsworth (1)
		Title:	Attorney-in-fact

MELINDA FRENCH GATES

	By:	*
		Name:	Connie Collingsworth (1)
		Title:	Attorney-in-fact

	*By:		/s/ Connie Collingsworth
Connie Collingsworth

________________
(1)    Duly authorized under Special Power of Attorney appointing Connie Collingsworth attorney-in-fact, dated February 7, 2018, by and on behalf of William H. Gates III and Melinda French Gates as Co-Trustees, and filed as Exhibit 99.1 to the Bill & Melinda Gates Foundation’s Schedule 13G with respect to Arsanis, Inc. on February 13, 2018, SEC File No. 005-90199, and incorporated by reference herein.